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                                                                     EXHIBIT 4.4

                             STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MCDONALD & COMPANY INVESTMENTS, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 1997, AT 9 0'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEE FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                /s/ Edward J. Freel
                                -------------------------------------
                                Edward J. Freel, Secretary of State

                                  AUTHENTICATION:
                                                     8583898

                                            DATE:    07-30-97

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                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                   OF MCDONALD & COMPANY INVESTMENTS, INC.

                    -------------------------------------

                        Pursuant to Section 242 of the
                       Delaware General Corporation Law

                    -------------------------------------

        The undersigned, Thomas F. McKee, being the Secretary of McDonald & Company Investments, Inc., a Delaware corporation, does hereby certify that a meeting of the stockholders of McDonald & Company Investments, Inc. was duly called and held on July 30, 1997, at which meeting an amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law through the adoption of the following resolution:

        RESOLVED, that Article IV of the Certificate of Incorporation is amended by deleting the first full sentence in its entirety and substituting in lieu thereof the following:

        "The total authorized capital stock of the Corporation consists of fifty million two hundred thousand (50,200,000) shares, of which number two hundred thousand (200,000) are shares of Preferred Stock, without par value ("Preferred Stock"), and fifty million (50,000,000) are shares of Common Stock, par value $1.00 per share ("Common Stock")."

        IN WITNESS WHEREOF, the undersigned hereunto subscribes this Certificate of Amendment and affirms that the facts stated herein are true under penalties of perjury, this 30th day of July, 1997.


                                                /s/ Thomas F. McKee
                                                -----------------------
                                                Thomas F. McKee
                                                Secretary